SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

FIDELITY MONEY MARKET TRUST
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

FORM OF LETTER

[date]

[name]

[address]

Dear [name]:

Enclosed please find important shareholder meeting materials. On June 18th, 2008, a special shareholder meeting of Fidelity Money Market Trust shareholders will be held to elect Trustees. As you know, we were in the process of converting your participants' balances onto our recordkeeping system on the record date for this meeting. As a result, we are asking for your assistance in getting these shares voted.

The meeting already has been adjourned twice due to lack of shareholder participation. Please note that this vote is critically important, and we must continue to send requests to vote until the requisite number of votes are cast and a quorum is achieved. If you should have any questions regarding this matter, please call me at your convenience at [phone #].

Sincerely,

[name]

[title]

Enclosure